Exhibit 10.12.3
REDGATE MEDIA GROUP
CLASS G PREFERENCE SHARES PURCHASE AGREEMENT
     This Agreement is made and entered into as of November 22, 2009 (the “Effective Date”) by and between Redgate Media Group (the “Company”), an Exempted Company incorporated in the Cayman Islands, Kuwait China Investment Company, a company incorporated under the laws of Kuwait (the “Purchaser”) and K&L Gates LLP (“Escrow Agent”), solely with respect to Section 7 hereof.
     1. PURCHASE OF SHARES. On the Effective Date and subject to the terms and conditions of this Agreement, as security for the outstanding amounts under the Note (as defined below), Company hereby sells to Purchaser, an aggregate of 17,829.85 shares of the Company’s Class G Preference Shares (the “Shares”) at an aggregate purchase price of $3,500,000 (the “Purchase Price”) or $196.30 per Share (the “Purchase Price Per Share”) for the consideration as set forth in Section 2.1 below together with an additional 3,565.95 shares which shall be sold to the Purchaser by the Company at a price per share equal to the par value of the Company’s shares as set forth in the Company’s Memorandum & Articles of Association and which shall represent potential accrued interest for a term of two years under the Note. As used in this Agreement, the term “Shares” refers to the Shares purchased under this Agreement and includes all securities received (a) in substitution of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.
     2. PAYMENT OF PURCHASE PRICE; CLOSING.
          2.1 Deliveries by Purchaser. Purchaser hereby delivers to the Company: (a) a duly executed copy of this Agreement, (b) two (2) copies of a blank Stock Power and Assignment Separate from Share Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”), both executed by Purchaser, and (c) payment of the Purchase Price by providing (i) cash in the amount of $1,782.98, and (ii) the benefit to the Company of receiving the loan from the Purchaser referenced in the Note Purchase Agreement which is attached hereto as Exhibit 2 (the “Note Purchase Agreement”) and Promissory Note attached hereto as Exhibit 3 (the “Note”).
          2.2 Deliveries by the Company. Simultaneous with the performance of the obligations by Purchaser and the execution and delivery by the Purchaser to the Company of all documents, in each case as listed in Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, registered in Purchaser’s name, with such certificate to be placed in escrow as provided in Section 7.
     3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company as follows.
          3.1 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the

Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.
          3.2 Understanding of Risks. Purchaser is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Company; and (e) the tax consequences of investment in the Shares.
          3.3 Purchaser’s Qualifications. Purchaser has a preexisting personal or business relationship with the Company and/or certain of its officers and/or directors of a nature and duration sufficient to make Purchaser aware of the character, business acumen and general business and financial circumstances of the Company and/or such officers and directors. By reason of Purchaser’s business or financial experience, Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.
          3.4 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.
     4. MARKET STANDOFF AGREEMENT. Purchaser agrees in connection with any registration of the Company’s securities under the Securities Act of 1933, as amended (the “1933 Act”) that, upon the request of the Company or the underwriters managing a Qualified IPO, Purchaser will not sell or otherwise dispose of any Shares (other than to the Company) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) following the date of a Qualified IPO (the “Lockup Period”) requested by such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify for employee-shareholders generally. Purchaser further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. This provision shall survive termination of this Agreement. The Shares may only be sold to the Company and not to any other third party (including on the market) during the Lockup Period. After the Lockup Period the Purchaser may sell the Shares on the public market. The Company shall on the date it receives a written request from the Purchaser to purchase the Shares (the “Notice”), purchase such shares for the closing market trading price on the day it receives such Notice. The Purchaser may only exercise this right once during the Lockup Period. For the purposes of this Agreement, the term “Qualified IPO” means the listing of the Common Shares of the Company on either NASDAQ or NYSE.
     5. COMPANY’S REPURCHASE OPTION. The Company and its assignees shall have the option to repurchase all of the Shares on the terms and conditions set forth in this Section (the “Repurchase Option”) upon either a) repayment of the amount due under the Note two years after the issuance of the Note (the “Maturity Date”); or b) in the event the Purchaser elects to convert the Loan Amount due under the Note into shares of the Company as set forth in Section 3 of the Note.
          5.1 Adjustments. The number of Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the Common Shares of the Company occurring after the Effective Date.
          5.2 Exercise of Repurchase Option Upon Repayment of Loan Amount. Upon the Maturity Date, and upon repayment by the Company of any or all of the outstanding Loan Amount, the Company may elect to repurchase all of the Shares purchased under this Agreement for the aggregate amount of $1,782.98 (the “Collateral Repurchase Price”) and for the additional consideration of repayment of the Loan Amount (collectively, the “Repurchase Price”) by giving Purchaser written notice of exercise of the Repurchase Option.
          5.3 Exercise of Repurchase Option upon Conversion of the Loan Amount. If at any time after the Effective Date, the Purchaser elects to convert the Loan Amount pursuant to the terms of the Note, the Company may elect to repurchase all of the Shares issued to the Purchaser equal to the difference between Shares and the Loan Amount divided by $196.30, at the Collateral Repurchase Price specified herein.
          5.4 Payment of Repurchase Price. The Repurchase Price will be payable, at the option of the Company and/or its assignee(s), as the case may be, by cash, check or wire transfer.
          5.5 Termination of Repurchase Option. If an Event of Default has occurred (as described in Section 6 of the Note) and it is apparent that the Company shall not be able to immediately pay the outstanding Loan Amount, the Company shall release the number of Shares from escrow to Purchaser or its affiliates as described in this Section 5.5:
               (a) If such Event of Default relates to the Event of Default described in Section 6(a) of the Note (i.e., failure by the Company to pay when due any amount of principal or interest of the Loan Amount and such failure remains un-remedied for sixty (60) days) (the “Non-Payment”) or if two or more Events of Default have occurred and one of such Events of Default is the Non-Payment, the Repurchase Option shall lapse with respect to all Shares; or
               (b) If such Event of Default relates to the Events of Default described in Section 6 of the Note other than the Non Payment, the Repurchase Option shall lapse with respect to the number of the Shares that are equal to the outstanding unpaid Loan Amount (as defined in the Note).
     6. RIGHTS AS OWNER OF SHARES; EXECUTION OF SHAREHOLDERS AGREEMENT.
          6.1 Right to Shares. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights, preferences and privileges to the Shares, as outlined in the Company’s Amended and Restated Memorandum and Articles of Association, from and after the date that Purchaser delivers payment of the Purchase Price as set forth in Section 2.1 of the

Agreement until such time as the Company exercises its Repurchase Option herein, or Purchaser disposes of the Shares and/or transfers such Shares to the Company pursuant to the terms of this Agreement.
          6.2 Execution of Shareholders’ Agreement. Upon the lapse of the Repurchase Option and only with respect to the Shares released from Escrow to Purchaser or its affiliates pursuant to Section 5.5 hereto, Purchaser hereby agrees to execute and become a party to that certain Shareholders Agreement dated September 17, 2004, as amended by and among the Company, the Purchaser and the holders of the Company’s Common Shares and Preference Shares.
     7. ESCROW. Purchaser agrees, immediately upon receipt of the share certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser (with the date, transferee, stock certificate number and number of Shares left blank), to the Escrow Agent who hereby agrees to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Agent will act solely for the Company as its agent and not as a fiduciary. Purchaser and the Company agree that Escrow Agent will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Agent is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Agent under this Agreement. Escrow Agent may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be retained in escrow so long as the Loan Amount remains outstanding and no Event of Default has occurred. The Shares (together with the Stock Powers executed by the Purchaser) shall be released from escrow by the Escrow Agent and delivered to the Purchaser upon receipt by the Escrow Agent of a written notice from the Purchaser confirming that an Event of Default had occurred and is continuing.
     8. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.
          8.1 Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any share certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, or such other countries laws, as applicable, the Company’s Amended and Restated Memorandum and Articles of Association, any other agreement between Purchaser and the Company or any third party:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER AND A MARKET STANDOFF RESTRICTION, AS SET FORTH IN A CLASS G PREFERENCE SHARES PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, INCLUDING THE MARKET STANDOFF RESTRICTION, ARE BINDING ON TRANSFEREES OF THESE SHARES.

          8.2 Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Shares have been so transferred.
     9. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Shares may be listed or quoted at the time of such issuance or transfer.
     10. RESERVATION OF CLASS G PREFERENCE SHARES PRIOR TO CLOSING. Company has prior to the execution of this Agreement, reserved and obtained shareholder consent to the authorization to issue such number of Class G Preference Shares equal to the entire Loan Amount (as defined in the Note) and as issued pursuant to the terms of the Note Purchase Agreement by and among the Company and the Purchaser dated as of November ___, 2009.
     11. GENERAL PROVISIONS.
          11.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, delivered by a national overnight express service or transmitted by facsimile, telex, e-mail or other method of simultaneous transmission, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at Purchaser’s address set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of the Note, at such address as such holder shall have furnished the Company in writing, or, until such holder so furnishes an address to the Company, then to and at the address of the last holder of the Note who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth below and addressed to the attention of the President/CEO of the Company, or at such other address as the Company shall have furnished to Purchaser. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered or transmitted, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of Hong Kong mail, addressed and mailed as aforesaid.
          11.2 Term. This Agreement shall automatically terminate upon the earlier of (i) the repayment by the Company of all outstanding amounts under the Note and its exercise of the Repurchase Option as set forth herein, or (ii) conversion by the Purchaser of all outstanding amounts under the Note into Class G Preference Shares.

          11.3 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
          11.4 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
          11.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of Hong Kong, without giving effect to that body of laws pertaining to conflict of laws.
          11.6 Assignments; Successors and Assigns. Any assignment of rights and obligations by any other party to this Agreement requires the prior written consent of the other party. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.
          11.7 Entire Agreement. Other than the Note Purchase Agreement and the Note, this Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
          11.8 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
          11.9 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, and then both parties agree to substitute such provision(s) through good faith negotiations.

          11.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
          11.11 Currency. Unless otherwise specified herein, all references to monetary amounts in the Note shall mean United States Dollars.
[Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Class G Preference Shares Purchase Agreement to be executed by its duly authorized representative and Purchaser has executed this Agreement, each as of the Effective Date.

COMPANY			PURCHASER
REDGATE MEDIA GROUP			KUWAIT CHINA INVESTMENT COMPANY KSC

By:	/s/ Peter Bush Brack		By:	/s/ Ahmad Al Hamad

	Name:	Peter Bush Brack		Name:	Ahmad Al Hamad
	Title:	Chief Executive Officer		Title:	Managing Director
	Address:	Room 2703, 27th Floor, The Centrium 60 Wyndham Street, Central, Hong Kong		Address:	Dhow Tower, 19th Floor, Khalid Bin Waleed Street, Sharq, Kuwait
          On 20 November, 2009, before me, a Notary Public, personally appeared Peter Bush Brack, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
          Witness my hand and official seal.

/s/ Michael Kwok Shung Chan
[official seal]
Notary Public

          On                     , 2009, before me, a Notary Public, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
          Witness my hand and official seal.

Notary Public

LIST OF EXHIBITS

Exhibit 1:	Stock Power and Assignment Separate from Stock Certificate
Exhibit 2:	Note Purchase Agreement
Exhibit 3:	Promissory Note

          The undersigned hereby agrees to abide by the provisions of Section 7 hereof.

ESCROW AGENT K&L GATES LLP
By:	/s/ Fred Greguras
	Name:	Fred Greguras
	Title:	Partner
Address:

EXHIBIT 1
STOCK POWER AND ASSIGNMENT
SEPARATE FROM STOCK CERTIFICATE

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STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Class g Preference Shares Purchase Agreement dated as of                     , 2009 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                         ,                      shares of the Class g Preference Shares of Redgate Media Group, an Exempted Company incorporated in the Cayman Islands (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). ___ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.
Dated:

PURCHASER /s/ Ahmad Al Hamad

(Signature)

Ahmad Al Hamad

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the Shares in accordance with Section 5 of the Agreement.

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EXHIBIT 2
NOTE PURCHASE AGREEMENT
[See Exhibit 10.12.2]

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EXHIBIT 3
PROMISSORY NOTE
REDGATE MEDIA GROUP
PROMISSORY NOTE
PN-G1
$3,500,000
November 22, 2009
Maturity Date: As set forth below
FOR VALUE RECEIVED, the undersigned Company promises to repay no later than two years after the date set forth above (the “Maturity Date”), to Kuwait China Investment Company KSC, a company incorporated in Kuwait (“Lender”), at the Company’s principal office, or order, the principal sum of $3,500,000, together with accrued and unpaid interest (the “Loan Amount”), at a rate equal to 10% per annum.
     1. This note (the “Note”) is being issued to the Lender pursuant to the terms of that certain Note Purchase Agreement (the “Purchase Agreement”) dated as of November 22, 2009 (the “Agreement Date”) and all terms and conditions of the Agreement are incorporated herein for all purposes.
     2. Except as expressly stated below, the entire principal sum and all accrued interest on this Note shall become due and repayable in full upon the earlier of (i) the Maturity Date, as listed above (ii) a Liquidation Event and (iii) a Qualified IPO. For the purposes of this Note, “Liquidation Event” shall mean the consolidation or merger of the Company, the sale of all or substantially all of its assets, the sale of a majority of the voting securities in the Company, the declaration of bankruptcy, dissolution, winding—up or the acceleration of a material debt of the Company and “Qualified IPO” shall mean a listing of the Company’s common shares on either NASDAQ or NYSE.
     3. In addition, the Lender may at any time at its option elect to convert the entire outstanding Loan Amount into Class G Preference Shares at a price per share equal to $[196.30] (the “Class G Price”); provided however, that if the Lender has received notice from the Company that the Company intends to repay the Loan Amount to the Lender, the Lender only has seven (7) days to elect to convert from receipt of such notice, and provided further, if the Company has after the date hereof, issued any new debt or equity securities to a third party investor at a price per share lower than the Class G Price, the Lender shall have the option to convert such Loan Amount at such lower price into shares of such new class. Such option under this Section 3 shall terminate and be of no further force and effect as of the earlier of the Maturity Date or the repayment by the Company of the Loan Amount. Any shares issued pursuant to this Section 3 shall be issued pursuant to the terms of the Company’s standard subscription agreement. Upon any such conversion, the accrued and unpaid interest on this Note may, at the option of the Lender, be payable in cash or Class G Preference Shares at the Class G Price. The Lender understands that if it exercises its right of conversion under this Section 3, its shares may only be sold to the Company and not to any other third party (including

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on the market) during the 180 day period following the date of the Qualified IPO (the “Lockup Period”). After the Lockup Period, the Lender may sell the shares on the public market. The Company shall on the date it receives a written request from the Lender to purchase Lender’s shares (the “Notice”), purchase such shares for the closing market trading price on the day it receives such Notice. The Lender may only exercise this right once during the Lockup Period.
     4. Prepayment of principal and/or accrued interest, or any portion thereof, may be made at any time, without penalty by the Company commencing twelve months after the date set forth above; provided, however, that if prepayment of the entire outstanding principal amount is made less than one year after the date set forth above, the amount of accrued interest shall equal 365 days of interest on the outstanding principal amount and provided further that, the Lender can, within seven (7) days of receiving notice of the Company’s intention to repay the Loan Amount, demand that the Loan be converted into Class G Preference Shares of the Company at the Class G price. Upon any such conversion, the accrued and unpaid interest on this Note may, at the option of the Lender, be payable in cash or Class G Preference Shares at the Class G Price. Principal and interest shall be paid in lawful tender of the United States and shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Other than as set forth herein, all Interest accrued hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed and shall not be cumulative.
     5. This Note is secured by the issuance of 21,395.80 Class G Preference Shares of the Company to the Lender which represents the nominal value of the principal amount and potential accrued interest for a term of two years under this Note pursuant to the terms of the Class G Preference Shares Purchase Agreement dated of even date herewith.
     6. The entire unpaid principal balance of this Note, together with accrued and unpaid interest to date, shall become due and payable within thirty (30) days upon the following events of default: (a) failure by the Company to pay when due any amount of principal or interest hereunder to the Lender, and such failure remains un-remedied for thirty (30) days, (b) upon the commission of any act of bankruptcy by Company, (c) the execution by the Company of a general assignment for the benefit of Lenders, (d) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, (e) the appointment of a receiver or trustee to take possession of the property or assets of the Company, (f) any material misrepresentations of the Company in the Purchase Agreement; (g) failure to comply with covenants as set forth in the Purchase Agreement; (h) failure by the Company to pay (when due and/or when requested) material indebtedness to a third party; (i) any material judgments against the Company; and (j) a material adverse change in the financial condition of the Company (each of (a) through (j), an “Event of Default”).
     7. The Company shall concurrently with the execution of this Note, enter into that certain Class G Preference Shares Purchase Agreement as attached hereto as Exhibit A (the “Class G Agreement”). Pursuant to the terms of the Class G Agreement, the Company shall subject to compliance with applicable laws, sell at a price per share equal to $[196.30], [17,829.85] shares of its Class G Preference Shares (the “Shares”), subject to such rights, preferences and privileges provided in the Class G Agreement, to Lender, together with 3,565.95 additional Shares which will be sold by the Company to the Lender at a price per share equal to the par value of the Company’s shares as set forth in the Company’s Memorandum & Articles of Association and which shall represent potential accrued interest on this Note for a term of two years; to be issued to Lender by Company as security for the payment of the outstanding Loan Amount. In the event of repayment by the Company of the Loan Amount by the Maturity Date or the date of the termination of the Note by the Company pursuant to the Purchase Agreement (the “Termination Date”), the Company shall have a right of repurchase on the Maturity Date or the Termination Date, as applicable, of all of the Shares provided to Lender as collateral, pursuant to the Class G Agreement.

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     8. This Note and any of its terms may be changed, waived, or terminated only in strict accordance with the Purchase Agreement. If any action is instituted to collect this Note or enforce any terms hereof, the Company promises to pay all legal fees and other expenses reasonably incurred by the Lender in connection therewith.
     9. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. This Note shall be construed in accordance with the laws of Hong Kong.
     10. Unless otherwise specified herein, all references to monetary amounts in the Note shall mean United States Dollars.
[Signature Page Follows]

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Company: REDGATE MEDIA GROUP
By:
Peter Bush Brack,
Chief Executive Officer

Agreed and acknowledged: Lender Kuwait China Investment Company KSC
By:

Director

          On                     , 2009, before me, a Notary Public, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
          Witness my hand and official seal.

Notary Public

          On                     , 2009, before me, a Notary Public, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
          Witness my hand and official seal.

Notary Public

Exhibit A
Class G Preference Shares Purchase Agreement

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